As filed with the Securities and Exchange Commission on November 29, 2024

REGISTRATION NO. 333-[              ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PRIMECH HOLDINGS LTD.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Singapore	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

23 Ubi Crescent
Singapore 408579
+65 6286 1868

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

800-221-0102

Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lawrence Venick, Esq.

Loeb & Loeb LLP

2206-19 Jardine House

1 Connaught Place, Central

Hong Kong SAR

Tel: +852.3923.1111

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this registration statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 29, 2024

PROSPECTUS

PRIMECH HOLDINGS LTD.

$50,000,000

Ordinary Shares,

Warrants,

Units, and

Rights

From time to time, we may offer, issue and sell up to US$50,000,000 of any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions.

This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. The prospectus supplement or any related free writing prospectus may also add to, update, supplement or clarify information contained in this prospectus.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Ordinary Shares in any 12-month period so long as the aggregate market value of our outstanding Ordinary Shares held by non-affiliates remains below $75,000,000.

The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates is approximately $5,004,250 based on the closing price of $0.74 per ordinary share on November 27, 2024 and 6,762,500 ordinary shares are held by non-affiliates. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “PMEC.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement.

We are both an “emerging growth company” and a “foreign private issuer” under applicable U.S. Securities and Exchange Commission rules and will be eligible for reduced public company disclosure requirements. See section titled “Prospectus Summary — Implications of Being an ‘Emerging Growth Company’ and a ‘Foreign Private Issuer’” for additional information.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 4 of this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we and/or any selling shareholder may offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we and/or any selling shareholder may offer. Each time we and/or any selling shareholder use this prospectus to offer securities, we will provide one or more prospectus supplements that will contain specific information about the offering and the terms of those securities. We may also add, update or change other information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information we file with the SEC. The registration statement on file with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. If there is any inconsistency between the information in this prospectus and any related prospectus supplement, you should rely on the information in the applicable prospectus supplement. Before you invest in any securities offered by this prospectus, you should read this prospectus, any applicable prospectus supplements and the related exhibits to the registration statement filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires:

Other Companies, Organizations and Agencies

“BCA”	:	Building & Construction Authority of Singapore

“HSA”	:	Health Sciences Authority of Singapore

“Independent Registered Public Accounting Firm”	:	Weinberg & Company P.A.

“ISO”	:	International Organization for Standardization

“MOM”	:	Ministry of Manpower of Singapore

“NEA”	:	National Environment Agency of Singapore

“Sapphire Universe”	:	Sapphire Universe Holdings Limited, which is a Major Shareholder

General

“Audit Committee”	:	The audit committee of our Board of Directors

“Board” or “Board of Directors”	:	The board of directors of our Company

“Companies Act”	:	The Companies Act 1967 of Singapore, as amended, supplemented or modified from time to time

“Company”	:	Primech Holdings Ltd.

“Compensation Committee”	:	The compensation committee of our Board of Directors

“Constitution”	:	The constitution of our Company, as amended, supplemented or modified from time to time

“COVID-19”	:	Coronavirus disease 2019

“CRS”	:	Contractors Registration System of the BCA

“CVPA”	:	The Control of Vectors and Pesticides Act 1998 of Singapore, as amended, supplemented or modified from time to time

“Directors”	:	The directors of our Company

“EFMA”	:	The Employment of Foreign Manpower Act 1990 of Singapore, as amended, supplemented or modified from time to time

“Employment Act”	:	The Employment Act 1968 of Singapore, as amended, supplemented or modified from time to time

“EPHA”	:	The Environmental Public Health Act 1987 of Singapore, as amended, supplemented or modified from time to time

“EPH Regulations”	:	The Environmental Public Health (General Cleaning Industry) Regulations of Singapore 2014, as amended, supplemented or modified from time to time

“Executive Officers”	:	The executive officers of our Company. See section titled “General Information On Our Group — Our Business Overview — Management.”

“FASB”	:	The Financial Accounting Standards Board

“Fiscal Year” or “FY”	:	Financial year ended or, as the case may be, ending March 31

“GAAP”	:	Accounting principles generally accepted in the United States of America

“Group”	:	Our Company and our subsidiaries

“GST”	:	Goods and Services Tax

“Independent Directors”	:	The independent non-executive Directors of our Company

“IoT”	:	Internet-of-Things

“IPO”	:	The Company’s initial public offering of 3,050,000 Ordinary Shares which was completed on October 12, 2023

“Lender”	:	A registered financial institution under the Monetary Authority of Singapore that acts as our Company’s primary bank lender

“Listing”	:	The listing and quotation of our Shares on Nasdaq

“Major Shareholder”	:	A person who has an interest or interests (whether by record or beneficial ownership) in one or more voting shares (excluding treasury shares) in our Company, and the total votes attached to that share, or those shares, is not less than 5.0% of the total votes attached to all the voting shares (excluding treasury shares) in our Company

“Nasdaq”	:	The Nasdaq Stock Market LLC

“Nasdaq Listing Rules”	:	The Nasdaq rules governing listed companies

“Nominating and Corporate Governance Committee	:	The nominating and corporate governance committee of our Board of Directors

“QEHS”	:	Quality, Environmental, Health and Safety

“Restructuring Exercise”		The corporate restructuring exercise undertaken in anticipation of the Listing in which our Company acquired our current subsidiaries from Sapphire Universe

“RM”	:	Malaysian ringgit or Malaysian dollar

“Share(s)”	:	Ordinary share(s) in the capital of our Company

“Shareholders”	:	Registered holders of Shares

“Singapore Take-Over Code”	:	The Singapore Take-Over Code on Take-Overs and Mergers, as amended, supplemented or modified from time to time

“WICA”	:	Work Injury Compensation Act 2019 of Singapore

“WSHA”	:	Workplace Safety and Health Act 2006 of Singapore

“WSHIR”	:	Workplace Safety and Health (Incident Reporting) Regulations of Singapore

“YA”	:	Year of assessment

Currencies, Units and Others

“S$”	:	Singapore dollars, the lawful currency of the Republic of Singapore

“US$” or “$”	:	U.S. dollars and cents respectively, the lawful currency of the U.S.

“%” or “per cent.”	:	Per centum

“sq. m.”	:	Square meters

Presentation of Financial and Other Information

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with U.S. GAAP.

All references in this prospectus to “U.S. dollars,” “US$,” “$” and “USD” refer to the currency of the United States of America and all references to “S$,” “Singapore dollar,” or “SGD” refer to the currency of Singapore. Unless otherwise indicated, all references to currency amounts in this prospectus are in USD.

We have made rounding adjustments to some of the figures contained in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be exact arithmetic aggregations of the figures that preceded them.

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FORWARD-LOOKING STATEMENTS

This prospectus, an applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. Specifically, these forward-looking statements include statements about:

●	changes in political, social and economic conditions, the regulatory environment, laws and regulations and interpretation thereof in the jurisdictions where we conduct business or expect to conduct business;

●	the risk that we may be unable to realize our anticipated growth strategies and expected internal growth;

●	changes in the availability and cost of professional staff which we require to operate our business;

●	changes in customers’ preferences and needs;

●	changes in competitive conditions and our ability to compete under such conditions;

●	changes in our future capital needs and the availability of financing and capital to fund such needs;

●	changes in currency exchange rates or interest rates;

●	projections of revenue, earnings, capital structure and other financial items;

●	changes in our plans to enter into certain new business sectors; and

●	other factors beyond our control.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a discussion of the risks involved in our business and investing in our securities, see “Item 3. Key Information — D. Risk Factors” in our 2024 Form 20-F.

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

OUR COMPANY

Overview

We are an established technology-driven facilities services provider in the public and private sectors operating mainly in Singapore. Our mission is to support businesses by improving lives and strengthening communities through our business practices and ethics. We compete primarily in Singapore, with a small portion of our operations in Malaysia.

Our revenues for the fiscal year ended March 31, 2024 and 2023 were approximately $72,524,000 and $69,026,000, respectively. For the fiscal year ended March 31, 2024 and 2023, we incurred a net loss of approximately $(3,223,000) and $(2,547,000), respectively.

We provide the following services:

●	Facilities services. Our facilities services include general cleaning and maintenance of public and private facilities, such as airports, conservancy areas (i.e., the public areas, refuse disposal areas, parks and carparks of public housing units), common areas of hotels, educational institutions, public roads, residential spaces, commercial buildings, office facilities, industrial areas, retail stores and healthcare facilities; housekeeping services; specialized cleaning services, such as marble polishing services; building façade cleaning services and clean room sanitation services; and waste management and pest control services. We derive the majority of our revenue from the provision of facilities services, which accounted for approximately $56.0 million or 77.2% of our revenue in FY 2024 and approximately $55.8 million or 80.8% of our revenue in FY 2023.

●	Stewarding services. Our stewarding services include the cleaning of kitchen facilities of healthcare facilities, hotels and restaurants and the supply of ad hoc customer service officers and food and beverage (“F&B”) service crew to healthcare facilities, hotels and restaurants. Stewarding services accounted for approximately $10.2 million or 14.0% of our revenue in FY 2024 and approximately $7.6 million or 11.0% of our revenue in FY 2023.

●	Cleaning services to offices. In addition to our core facilities services, we provide cleaning services to offices. The provision of office cleaning services accounted for approximately $5.9 million or 8.1% of our revenue in FY 2024 and approximately $4.9 million or 7.1% of our revenue in FY 2023.

●	Cleaning services to homes. We provide cleaning services to homes of individual customers who engage our services through our “HomeHelpy” application. We did not generate significant revenue (i.e., less than 1.0%) from the provision of these services during FY 2024 and FY 2023.

●	Cleaning Supplies. We also manufacture certain cleaning supplies, both for our own use and for sale to third parties. We did not generate significant revenue (i.e., less than 1.0%) from the sale of cleaning supplies to third parties during FY 2024 and FY 2023.

Corporate Structure

The structure of our Group as of the date of this prospectus is as follows:

Primech Holdings Ltd.
100%
100%
100%
100%
80%
100%
100%
100%
Primech A&P Pte. Ltd.
Acteef Cleaning Specialist Pte. Ltd
Maint-Kleen Pte. Ltd.
Homehelpy Singapore Pte. Ltd.
CSG Industries Pte. Ltd.
Princeston International (S) Pte. Ltd.
Primech AI Holdings Limited
Primech Hong Kong Limited
100%
My All Services Sdn. Bhd.
51%
Primech AI Investments Limited
100%
Primech AI Pte. Ltd.

Implications of Being an “Emerging Growth Company” and a “Foreign Private Issuer”

Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible, for up to five years, to take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include:

●	the ability to include only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure;

●	exemptions from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), in the assessment of our internal control over financial reporting;

●	to the extent that we no longer qualify as a foreign private issuer, (i) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (ii) exemptions from the requirement to hold a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the consummation of the IPO or such earlier time that we are no longer an emerging growth company.

As a result, the information contained in this prospectus may be different from the information you receive from other public companies in which you hold shares. We do not know if some investors will find the Shares less attractive because we may rely on these exemptions. The result may be a less active trading market for the Shares, and the price of the Shares may become more volatile.

We will remain an emerging growth company until the earliest of: (1) the last day of the first fiscal year in which our annual gross revenue exceeds $1.235 billion; (2) the last day of the fiscal year following the fifth anniversary of the date of the IPO; (3) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of the Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (4) the date on which we have issued more than $1.00 billion in non-convertible debt securities during any three-year period.

Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for complying with new or revised accounting standards. Given that we currently report and expect to continue to report under U.S. GAAP, we have irrevocably elected not to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required by the IASB. Under federal securities laws, our decision to opt out of the extended transition period is irrevocable.

Foreign Private Issuer

Upon consummation of the IPO, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act requiring domestic filers to issue financial statements prepared under U.S. GAAP;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission (the “SEC”) of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Notwithstanding these exemptions, we will file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our Executive Officers or members of our Supervisory Board are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States, or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain more extensive executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more extensive compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer and will continue to be permitted to follow our home country practice on such matters.

Implications of Being a Controlled Company

We became a “controlled company” as defined under the Nasdaq Listing Rules because at the time of the completion of the IPO, Sapphire Universe held 82.06% of our total issued and outstanding Shares and was able to exercise 82.06% of the total voting power of our issued and outstanding share capital. For so long as we remain a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. If we rely on these exemptions, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. See section titled “Risk Factors — Risks Relating to an Investment in our Shares.”

Even if we cease to be a controlled company, we may still rely on exemptions available to foreign private issuers.

Corporate Information

Primech Holdings Ltd. is a Singapore corporation. Our registered office and principal place of business is 23 Ubi Crescent Singapore 408579. The telephone and facsimile numbers of our registered office are +65 6286 1868 and +65 6288 5260, respectively. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Our corporate website is https://primechholdings.com. Information contained on our website does not constitute part of this prospectus.

The SEC maintains a website at www.sec.gov that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC using its EDGAR system.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 20-F, filed on July 23, 2024, as supplemented and updated by subsequent current reports on Form 6-K that we have filed with the SEC, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may from time to time, offer and sell any combination of the securities described in this prospectus up to a total dollar amount of $50,000,000 in one or more offerings. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in a prospectus supplement. Pending use of the net proceeds will be deposited in interest bearing bank accounts.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF SHARE CAPITAL AND CONSTITUTION

General

Primech Holdings Ltd. is a holding company incorporated under the laws of the Singapore. Our affairs are governed by the provisions of our Constitution, as amended and/or restated from time to time and the Companies Act, and the applicable laws of the Singapore (including applicable common law).

For the purposes of this section, references to “Shareholders” mean those Shareholders whose names and number of shares are entered in our register of members. Only persons who are registered in our register of members are recognized under Singapore law as our Shareholders. As a result, only registered Shareholders have legal standing under Singapore law to institute shareholder actions against us or otherwise seek to enforce their rights as Shareholders.

Ordinary Shares

Our ordinary shares have no par value as there is no concept of authorized share capital under Singapore law. All shares presently issued are fully paid and existing Shareholders are not subject to any calls on shares. Although Singapore law does not recognize the concept of “non-assessability” with respect to newly-issued shares, we note that any subscriber of our Shares who has fully paid up all amounts due, with respect to such Shares, will not be subject to Singapore law concerning any personal liability to contribute to our assets or liabilities in such subscriber’s capacity solely as a holder of such Shares. We believe this interpretation is substantively consistent with the concept of “non-assessability” under most, if not all, U.S. state corporations laws. We cannot, except in the circumstances permitted by the Companies Act, grant any financial assistance for the acquisition or proposed acquisition of our own Shares. Except as described in this section “Description of Share Capital and Constitution — Singapore Code on Take-Overs and Mergers”, there are no limitations in our Constitution or Singapore law on the rights of Shareholders who are not resident in Singapore to hold or vote in respect of our Shares.

Voting Rights

Each ordinary share is entitled to one vote per share on all matters upon which the Shares are entitled to vote. Voting at any meeting of Shareholders is by poll. On a poll, each holder of Shares who is present in person or by proxy or by attorney or other duly authorized representative, has one vote for each ordinary share which he holds or represents. Proxies need not be Shareholders.

Subject to the Companies Act and our Constitution, only those Shareholders who are registered in our register of members will be entitled to vote at any meeting of Shareholders in person or by proxy or by attorney or other duly authorized representative. The Shares offered in this Offering are expected to be held through DTC or its nominee. Therefore, DTC or its nominee will grant an omnibus proxy to DTC participants holding our Shares in book-entry form. Persons holding through a broker, bank, nominee or other institution that is a direct or indirect participant of DTC will have the right to instruct their broker, bank, nominee or other institution holding our Shares on how to vote such Shares by completing the voting instruction form provided by the applicable broker, bank, nominee, or other institution. On all matters requiring a Shareholder vote, DTC or its nominee will vote the Shares held by it in accordance with the voting instructions of the DTC participant Shareholders.

Dividends

We may, by ordinary resolution, declare dividends at a general meeting of our Shareholders, but no dividend shall be payable except out of our profits, and the amount of any such dividend shall not exceed the amount recommended by our Board of Directors. Subject to our Constitution and in accordance with the Companies Act, our Board of Directors may, without the approval of our Shareholders, declare and pay interim dividends, but any final dividends the board declares must be approved by an ordinary resolution at a general meeting of our Shareholders. See section titled “Dividend Policy” for additional information about our dividend policy.

Capitalization and Other Rights

Our Board of Directors may, with the approval of our Shareholders at a general meeting, capitalize any reserves or profits and distribute them as shares, credited as paid-up, to our Shareholders in proportion to their shareholdings in accordance with our Constitution.

Variation of Rights

Subject to the Companies Act and every other Singapore statute for the time being in force affecting us, under our Constitution, whenever our share capital is divided into different classes of shares, the special rights attached to any class may be varied or abrogated either with the consent in writing of the holders of three-quarters of the issued shares of the class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class (but not otherwise) and may be so varied or abrogated either while the Company is a going concern or during or in contemplation of a winding-up. To every such separate general meeting, the necessary quorum shall be two persons (unless all the shares of the class are held by one person whereupon the necessary quorum shall be one person) at least holding or representing by proxy or by attorney or other duly authorized representative one-third of issued shares of the class and that any holder of shares of the class present in person or by proxy or by attorney or other duly authorized representative may demand a poll, and on a poll, shall have one vote for every share of the class held by him, provided always that where the necessary majority for such a special resolution is not obtained at such general meeting, consent in writing if obtained from the holders of three-quarters of the issued shares of the class concerned within two months of such general meeting shall be as valid and effectual as a special resolution carried at such general meeting.

Issuance of New Shares

Under the Companies Act, new shares may be issued only with the prior approval of our Shareholders in a general meeting. General approval may be sought from our Shareholders in a general meeting for the issuance of shares. Such approval, if granted, will lapse at the earlier of:

●	the conclusion of the next annual general meeting; or

●	the expiration of the period within which the next annual general meeting is required by law to be held (i.e., within six months after the end of each fiscal year);

however, any approval may be revoked or varied by the Company in a general meeting.

Subject to this and the provisions of the Companies Act and our Constitution, our Board of Directors may allot, issue or grant options over or otherwise dispose of new Shares to such persons on such terms and conditions and at such time as the Company in the general meeting may approve and for such consideration (if any) and subject or not to the payment of any part of the amount (if any) thereof in cash as our Board of Directors may think fit. Such rights are subject to any condition attached to such issue and the regulations of any stock exchange on which our Shares are listed, as well as U.S. federal and blue sky securities laws applicable to such issue.

Register of Members

Only persons who are registered in our register of members are recognized under Singapore law as our Shareholders with legal standing under Singapore law to institute shareholder actions against us or otherwise seek to enforce their rights as Shareholders. We will not, except as required by applicable law, recognize any equitable, contingent, future or partial interest in any ordinary share, or any interest in any fractional part of an ordinary share, or other rights for any ordinary share other than the absolute right thereto of the registered holder of that ordinary share. We may close our register of members for any time or times, provided that our register of members may not be closed for more than 30 days in aggregate in any calendar year. We typically will close our register of members to determine Shareholders’ entitlement to receive dividends and other distributions.

Our Shares, which are expected to be listed and traded on NASDAQ, are expected to be held through DTC. Accordingly, DTC or its nominee, Cede & Co., will be the Shareholder on record registered in our register of members.

A holder of Shares held in book-entry interests through DTC or its nominee may become a registered Shareholder by exchanging its interest in such Shares for certificated Shares and being registered in our register of members in respect of such shares. The procedures by which a holder of book-entry interests held through the facilities of the DTC may exchange such interests for certificated Shares are determined by DTC and our transfer agent, in accordance with their internal policies and guidelines regulating the withdrawal and exchange of book-entry interests for certificated Shares. Our transfer agent is Vstock Transfer, LLC.

Under the Companies Act, if (a) the name of any person is without sufficient cause entered in or omitted from the register of members; or (b) default is made or unnecessary delay takes place in entering in the register of members the fact of any person having ceased to be a member, the person aggrieved or any member or the public company itself, may apply to the Singapore courts for rectification of the register of members. The Singapore courts may refuse the application or may order rectification of the register of members and payment by the public company of any damages sustained by any party to the application. The Singapore courts will not entertain any application for the rectification of a register of members in respect of an entry which was made in the register of members more than 30 years before the date of the application.

Singapore Code on Take-Overs and Mergers

The Singapore Code on Take-Overs and Mergers (the “Singapore Take-over Code”) regulates, among other things, the acquisition of voting shares of Singapore-incorporated public companies. In this regard, the Singapore Take-over Code applies to, among others, corporations with a primary listing of their equity securities in Singapore. While the Singapore Take-over Code is drafted with, among others, listed public companies in mind, unlisted public companies with more than 50 shareholders and net tangible assets of assets of $3.75million (S$5.0 million) or more, must also observe the letter and spirit of the general principles and rules of the Singapore Take-over Code, wherever this is possible and appropriate. Public companies with a primary listing overseas may apply to Securities Industry Council (“SIC”) to waive the application of the Singapore Take-over Code. As of the date of this prospectus, no application has been made to SIC to waive the application of the Singapore Take-over Code in relation to us. We may submit an application to SIC for a waiver from the Singapore Take-over Code so that the Singapore Take-over Code will not apply to us for so long as we are not listed on a securities exchange in Singapore. We will make an appropriate announcement if we submit the application and when the result of the application is known.

Any person acquiring an interest, whether by a series of transactions over a period of time or not, shares which either on his or her own or together with parties acting in concert with such person, carry 30% or more of the voting rights in the Company or any person holding, either on his or her own or together with parties acting in concert with such person, holds not less than 30% but not more than 50% of the voting rights in the Company, and if such person (or any party acting in concert with such person) acquires additional voting shares representing more than 1% of the voting rights in the Company in any six-month period, must, except with the consent of SIC, extend a mandatory take-over offer for all the remaining voting shares in accordance with the provisions of the Singapore Take-over Code. Responsibility for ensuring compliance with the Singapore Take-over Code rests with parties (including Company directors) to a take-over or merger and their advisors.

Under the Singapore Take-over Code, “parties acting in concert” comprise individuals or companies who, pursuant to an agreement or understanding (whether formal or informal), cooperate, through the acquisition by any of them of shares in a company, to obtain or consolidate effective control of that company. Certain persons are presumed (unless the presumption is rebutted) to be acting in concert with each other. They are as follows:

●	a company, its parent company, its subsidiaries and fellow subsidiaries (together, the related companies), the associated companies of any of the company and its related companies, companies whose associated companies include any of these foregoing companies and any person who has provided financial assistance (other than a bank in the ordinary course of business) to any of the foregoing for the purchase of voting rights;

●	a company with any of its directors (together with their close relatives, related trusts and companies controlled by any of the directors, their close relatives and related trusts);

●	a company with any of its pension funds and employee share schemes;

●	a person with any investment company, unit trust or other fund whose investment such person manages on a discretionary basis but only in respect of the investment account which such person manages;

●	a financial or other professional adviser, including a stockbroker, with its client in respect of the shareholdings of the adviser and persons controlling, controlled by or under the same control as the adviser;

●	directors of a company (including their close relatives, related trusts and companies controlled by any of such directors, their close relatives and related trusts) which is subject to an offer or where the directors have reason to believe a bona fide offer for the company may be imminent;

●	partners; and

●	an individual and (i) such person’s close relatives, (ii) such person’s related trusts, (iii) any person who is accustomed to act in accordance with such person’s instructions, (iv) companies controlled by the individual, such person’s close relatives, such person’s related trusts or any person who is accustomed to act in accordance with such person’s instructions and (v) any person who has provided financial assistance (other than a bank in the ordinary course of business) to any of the foregoing for the purchase of voting rights.

Subject to certain exceptions, a mandatory offer must be in cash or be accompanied by a cash alternative at not less than the highest price paid by the offeror or parties acting in concert with the offeror for voting rights in the offeree company during the offer period and within the six months prior to its commencement.

Under the Singapore Take-over Code, where effective control of a company is acquired or consolidated by a person, or persons acting in concert, a general offer to all other shareholders is normally required. An offeror must treat all shareholders of the same class in an offeree company equally. A fundamental requirement is that shareholders in the company subject to the take-over offer must be given sufficient information, advice and time to enable them to reach an informed decision on the offer. These legal requirements may impede or delay a takeover of our Company by a third-party.

Election and Re-election of Directors

Our Directors are appointed by our Shareholders at a general meeting, and an election of Directors takes place annually. One third (or the number nearest to but not less than one third) of our Directors, are required to retire from office at each annual general meeting. Further, all our Directors are required to retire from office at least once in every three years. However, a retiring director is eligible for re-election at the meeting at which he retires.

We may, by ordinary resolution, remove any director before the expiration of his or her period of office, notwithstanding anything in our Constitution or in any agreement between us. We may also, by an ordinary resolution, appoint another person in place of a director removed from office pursuant to the foregoing.

Our Constitution provides that our Board of Directors shall have the power, at any time, to appoint any person to be a director either to fill a casual vacancy or as an additional director but any person so appointed by the directors shall hold office only until the next annual general meeting and shall then be eligible for re-election.

General Meetings of Shareholders

Subject to the Companies Act, we are required to hold an annual general meeting of Shareholders within six months from the end of our fiscal year. The directors may convene an extraordinary general meeting whenever they think fit and they must do so upon the requisition of Shareholders holding not less than 10% of the total number of paid-up shares as of the date of deposit of the requisition carrying the right to vote at a general meeting (disregarding paid-up shares held as treasury shares). In addition, two or more Shareholders holding not less than 10% of our total number of issued shares (excluding treasury shares) may call a meeting of our Shareholders.

The Companies Act provides that a shareholder is entitled to attend any general meeting and speak on any resolution put before the general meeting. Unless otherwise required by law or by our Constitution, voting on resolutions put forth at general meetings is by ordinary resolution, requiring the affirmative vote of a simple majority of the voting rights of the Shareholders present in person or represented by proxy at the meeting and entitled to vote on the resolution. An ordinary resolution suffices, for example, for the appointment of directors. A special resolution, requiring the affirmative vote of not less than three-fourths of the voting rights of the Shareholders present in person or represented by proxy at the meeting and entitled to vote on the resolution, is necessary for certain matters under Singapore law, including voluntary winding-up, amendments to our Constitution, a change of our corporate name and a reduction in the share capital.

We must give at least 21 days’ notice in writing for every general meeting convened for the purpose of passing special resolutions. General meetings convened for the purpose of passing ordinary resolutions generally require at least 14 days’ notice in writing.

Minority Rights

The rights of minority shareholders of Singapore companies are protected under Section 216 of the Companies Act, which gives the Singapore courts a general power to make any order, upon application by any shareholder of a company, as they think fit to remedy any of the following situations:

●	the affairs of a company are being conducted or the powers of the board of directors are being exercised in a manner oppressive to, or in disregard of the interests of, one or more of its shareholders, including the applicant; or

●	a company takes an action, or threatens to take an action, or its shareholders pass a resolution, or propose to pass a resolution, which unfairly discriminates against, or is otherwise prejudicial to, one or more of the shareholders, including the applicant.

Singapore courts have a wide discretion as to the remedies they may grant and the remedies listed in the Companies Act itself are not exclusive. In general, the Singapore courts may:

●	direct or prohibit any act or cancel or modify any transaction or resolution;

●	regulate the conduct of the affairs of the company in the future;

●	authorize civil proceedings to be brought in the name of, or on behalf of, the company by a person or persons and on such terms as the court may direct;

●	provide for the purchase of shares or debentures of the Company by the other shareholders or holders of debentures or by the company and, in the case of a purchase of shares by the company, a corresponding reduction of its share capital; or

●	provide that the company be wound up.

In addition, Section 216A of the Companies Act allows a complainant (including a minority shareholder) to apply to the Singapore courts for leave to bring an action in a court proceeding or arbitration in the name and on behalf of the company or intervene in an action in a court proceeding or arbitration to which a company is a party for the purpose of prosecuting, defending or discontinuing the action or arbitration on behalf of a company.

Liquidation or Other Return of Capital

On a winding-up or other return of capital, subject to any special rights attaching to any other class of shares, holders of Shares will be entitled to participate in any surplus assets in proportion to their shareholdings.

Limitation of Liability of Directors and Officers

Under Section 172 of the Companies Act, any provision exempting or indemnifying the officers of a company (including directors) against any liability that would otherwise attach to them in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void. However, a company is not prohibited from: (a) as provided in Section 172A of the Companies Act, purchasing and maintaining for any such individual insurance against liability incurred by him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company; or (b) as provided in Section 172B of the Companies Act, indemnifying the individual against liability incurred by him or her to a person other than the company except when the indemnity is against any liability (i) of the individual to pay a fine in criminal proceedings, (ii) of the individual to pay a penalty to a regulatory authority in respect of non-compliance with any requirements of a regulatory nature (howsoever arising), (iii) incurred by the individual in defending criminal proceedings in which he or she is convicted, (iv) incurred by the individual in defending civil proceedings brought by the company or a related company in which judgment is given against him or her, or (v) incurred by the individual in connection with an application for relief under Section 76A(13) or Section 391 of the Companies Act in which the court refuses to grant him or her relief.

Our Constitution provides that, subject to the provisions of the Companies Act and every other Singapore statute for the time being in force and affecting our Company, every director, auditor, secretary or other officer of the Company shall be entitled to be indemnified by us against all costs, charges, losses, expenses and liabilities incurred or to be incurred by them in the execution and discharge of their duties or in relation thereto.

In addition, and without prejudice to the generality of the foregoing, no director, secretary or other officer of the Company shall be liable for the acts, receipts, neglects or defaults of any other director or officer, or for joining in any receipt or other act for conformity, or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the directors for or on behalf of us or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited or left or for any other loss, damage or misfortune whatsoever which shall happen in the execution of duties of his or her office or in relation thereto unless the same shall happen through his or her own negligence, default, breach of duty or breach of trust.

We have entered into indemnification agreements with each of our Directors and Executive Officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Singapore law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified (on terms that the full amount of such advances is to be repaid if the individual is convicted in the relevant proceeding (with such conviction being final), final judgment is given against the individual in the relevant proceeding or, as the case may be, the court refuses to grant the individual relief on the application (with such refusal of relief being final)), save that the Company shall not provide any indemnity (to any extent) to a director or an officer against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the Company save for the circumstances as permitted pursuant to Section 172A and Section 172B of the Companies Act. These indemnification rights shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our Constitution, agreement, vote of shareholders or disinterested directors or otherwise.

We currently maintain standard policies of insurance that generally provide coverage (1) to our Directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such Directors and officers.

Registrar and Transfer Agent

The registrar and transfer agent for our Ordinary Shares is Vstock Transfer, LLC.

Listing

Our Ordinary Shares are listed on the NASDAQ under the symbol “PMEC.”

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the warrants that we may offer under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit certificate that contains the terms of the units.

TAXATION

Certain income tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our Shares, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The validity of the issuance under Singapore law of the ordinary shares, warrants, rights and units offered by this prospectus will be passed upon by JurisAsia LLC. Certain federal securities law matters will be passed upon for us by Loeb & Loeb LLP, New York.

EXPERTS

The consolidated financial statements of Primech Holdings Ltd. as of and for the years ended March 31, 2024 and 2023 appearing in this prospectus and registration statement have been audited by Weinberg & Company P.A., independent registered public accounting firm, as set forth in their reports appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet on the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities being offered. Statements in this prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the following documents:

●	our annual report on Form 20-F for the fiscal year ended March 31, 2024 filed with the SEC on July 23, 2024 (File No. 001-41829), or the 2024 Form 20-F;

●	our reports of foreign private issuer on Form 6-K filed with the SEC on November 17, 2023, May 17, 2024, June 18, 2024, July 26, 2024, July 31, 2024, and August 22, 2024;

●	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

●	the description of the securities contained in our registration statement on Form 8-A filed on October 4, 2023 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description;

●	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

PRIMECH HOLDINGS LTD.

23 Ubi Crescent

Singapore 408579

Attention: Investor Relations

You should rely only on the information that we incorporate by reference or provide in this prospectus or in any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

PART II

Information Not Required in Prospectus

Item 6. Indemnification of Directors and Officers

Our Constitution provides that, subject to applicable laws, every Director, auditor, secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred or to be incurred by him/her in the execution and discharge of his/her duties or in relation thereto. In particular, and without prejudice to the generality of the foregoing, no Director, secretary or other officer of the Company shall be liable for the acts, receipts, neglects or defaults of any other Director or officer or for joining in any receipt or other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the Directors for or on behalf of the Company or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited or left or for any other loss, damage or misfortune whatsoever which shall happen in the execution of the duties of his/her office or in relation thereto unless the same shall happen through his/her own negligence, default, breach of duty or breach of trust.

Section 172 of the Companies Act provides that any provision (i) that purports to exempt an officer (including a Director) of a company (to any extent) from, or (ii) by which a company directly or indirectly provides an indemnity (to any extent) for an officer of a company against, any liability that would otherwise attach to him/her in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void. Notwithstanding the foregoing, a company may:

●	purchase and maintain for an officer of the company insurance against any liability attaching to him/her in connection with any negligence, default, breach of duty or breach of trust in relation to the company; and

●	directly or indirectly provide an indemnity (to any extent) for an officer of the company against liability incurred by the officer to a person other than the company, except when the indemnity is against (a) any liability of the officer (i) to pay a fine in criminal proceedings; or (ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature; or (b) any liability incurred by the officer (i) in defending criminal proceedings in which he/she is convicted; (ii) in defending civil proceedings brought by the company or a related company in which judgment is given against him/her; or (iii) in connection with an application for relief under section 76A(13) or 391 of the Companies Act in which the court refuses to grant him/her relief.

Item 8. Exhibits

See Exhibit Index beginning on page II-4 of this registration statement.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this item do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PRIMECH HOLDINGS LTD.

EXHIBIT INDEX

Exhibit No.	Description
3.1	Current Effective Constitution of the Registrant(1)
4.1	Specimen Share Certificate(1)
4.2*	Form of Warrant Agreement and Warrant Certificate
4.3*	Form of Unit Agreement and Unit Certificate
4.4*	Form of Right Agreement and Right Certificate
5.1**	Opinion of JurisAsia LLC
10.1	Business Property Financing Facility dated March 30, 2021, by and between Primech A&P Pte. Ltd. and the Lender(1)
10.2	Term Loan (temporary bridging loan) Agreement dated October 21, 2020 by and between Primech A&P Pte. Ltd. and the Lender (supplemented by supplemental letters dated May 5, 2021, August 3, 2021)(1)
10.3	Banking Facility dated July 20, 2018, by and between Primech A & P Pte. Ltd. and the Lender (supplemented by supplemental letter dated September 28, 2021)(1)
10.4	Banking Facility dated June 5, 2020, by and between Maint-Kleen Pte. Ltd. and the Lender (supplemented by a supplemental letter dated July 27, 2020 and August 18, 2022)(1)
10.5	Banking Facility dated August 6, 2019 by and between MY ALL SERVICES SDN. BHD. and the Lender(1)
10.6	EV Charging Infrastructure Tender Documents(1)
10.7	Deployment of Electric Vehicle Charging Infrastructure Tender executed by Primech A&P Pte. Ltd., Charge+ Pte. Ltd., Sunseap Group Pte. Ltd., and Oyika Pte. Ltd. dated May 10, 2021(1)
10.8	Consortium Agreement among Primech A&P Pte. Ltd., Charge+ Pte. Ltd., Sunseap Group Pte. Ltd., and Oyika Pte. Ltd. dated May 13, 2021(1)
10.9	Deployment of Electric Vehicle Charging Infrastructure letter of acceptance notification from the Government of Singapore dated September 1, 2021(1)
10.10	Deployment of Electric Vehicle Charging Infrastructure letter of acceptance from the Housing & Development Board (“HDB”) dated September 1, 2021 in respect of contract entered into with HDB in respect of the North region(1)
10.11	Deployment of Electric Vehicle Charging Infrastructure letter of acceptance from HDB dated September 1, 2021 in respect of contract entered into with HDB in respect of the North-East region(1)
10.12	Deployment of Electric Vehicle Charging Infrastructure letter of acceptance from JTC Corporation (“JTC”) dated September 1, 2021 in respect of contract entered into with JTC in respect of the North region(1)
10.13	Deployment of Electric Vehicle Charging Infrastructure letter of acceptance from JTC dated September 1, 2021 in respect of contract entered into with JTC in respect of the North-East region(1)
10.14	Deployment of Electric Vehicle Charging Infrastructure letter of acceptance from the National Parks Board (“NParks”) dated September 1, 2021 in respect of contract entered into with NParks in respect of the North region(1)
10.15	Deployment of Electric Vehicle Charging Infrastructure letter of acceptance from the People’s Association (“PA”) dated September 1, 2021 in respect of contract entered into with PA in respect of the North-East region(1)

10.16	Deployment of Electric Vehicle Charging Infrastructure letter of acceptance from the Urban Redevelopment Authority (“URA”) dated September 1, 2021 in respect of contract entered into with URA in respect of the North-East region(1)
10.17	Deployment of Electric Vehicle Charging Infrastructure Contract entered into among HDB, Primech A&P Pte. Ltd., Charge+ Pte. Ltd., Sunseap Group Pte. Ltd., and Oyika Pte. Ltd. dated October 18, 2021 in respect of the North-East region(1)
10.18	Deployment of Electric Vehicle Charging Infrastructure Contract entered into among HDB, Primech A&P Pte. Ltd., Charge+ Pte. Ltd., Sunseap Group Pte. Ltd., and Oyika Pte. Ltd. dated October 18, 2021 in respect of the North region(1)
10.19	Deployment of Electric Vehicle Charging Infrastructure Contract entered into among URA, Primech A&P Pte. Ltd., Charge+ Pte. Ltd., Sunseap Group Pte. Ltd., and Oyika Pte. Ltd. dated November 10, 2021 in respect of the North-East region(1)
10.20	Deed of Confirmation and Acknowledgement by and among Primech A&P Pte. Ltd., Charge+ Pte. Ltd., Sunseap Group Pte. Ltd., and Oyika Pte. Ltd dated May 24, 2022(1)
10.21	Banking Facility dated July 20, 2022 by and between Princeston International (S) Pte. Ltd. and the Lender(1)
10.22	Banking Facility dated July 14, 2022 by and between Maint-Kleen Pte. Ltd. and the Lender(1)
10.23	Banking Facility dated July 26, 2022 by and between Primech A & P Pte. Ltd. and the Lender(1)
10.24	Term Loan Banking Facility dated June 28, 2022 by and between Primech A & P Pte. Ltd. and the Lender(1)
10.25	Term loan banking facility agreement dated December 28, 2022, by and between Primech A & P Pte. Ltd. and the Lender(1)
10.26	Supplemental letters dated February 10, 2023 and August 11, 2023 for Business Property Financing Facility dated March 30, 2021, by and between Primech A&P Pte. Ltd. and the Lender(1)
10.27	Supplemental letters dated July 26, 2022 and July 28, 2023 for Term Loan (temporary bridging loan) Agreement dated October 21, 2020 by and between Primech A&P Pte. Ltd. and the Lender(1)
10.28	Supplemental letter dated August 15, 2022 for Banking Facility dated July 20, 2018, by and between Primech A & P Pte. Ltd. and the Lender(1)
10.29	Supplemental letter dated August 18, 2022 for Banking Facility dated June 5, 2020, by and between Maint-Kleen Pte. Ltd. and the Lender(1)
10.30	Supplemental letters dated February 10, 2023 and July 28, 2023 for Banking Facility dated July 26, 2022 by and between Primech A & P Pte. Ltd. and the Lender(1)
10.31	Supplemental letter dated July 28, 2023 for Term Loan Banking Facility dated June 28, 2022 by and between Primech A & P Pte. Ltd. and the Lender(1)
10.32	Supplemental letter dated July 28, 2023 for Term loan banking facility agreement dated December 28, 2022, by and between Primech A & P Pte. Ltd. and the Lender(1)
21.1	List of Subsidiaries(2)
23.1**	Consent of Weinberg & Company P.A.
23.2**	Consent of JurisAsia LLC (included in Exhibit 5.1)
99.1	Powers of Attorney (included in the signature page hereto)
107**	Calculation of Filing Fee Tables

*	To be filed, if applicable, by amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	Filed herein.
(1)	Incorporated herein by reference to Amendment No. 11 to our Registration Statement on Form F-1 (File No. 333-264036), as amended, initially filed with the SEC on September 18, 2023.
(2)	Incorporated herein by reference to Form 20-F (File No. 001-41829), filed with the SEC on July 23, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on November 29, 2024.

Primech Holdings Ltd.

By:	/s/ Kin Wai Ho
Name:	Kin Wai Ho
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, each of Kin Wai Ho and Kit Yu Lee, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any and all related registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on November 29, 2024.

Signature	Title

/s/ Kin Wai Ho	Chief Executive Officer, Executive Director and Chairman of the Board
Kin Wai Ho	(principal executive officer)

/s/ Kit Yu Lee	Chief Financial Officer
Kit Yu Lee	(principal financial and accounting officer)

/s/ Yew Jin Sng	Senior Vice President, Business Development and
Yew Jin Sng	Director

/s/ William Mirecki	Director
William Mirecki

/s/ William Yuen	Director
William Yuen

/s/ Kai Yue Jason Chan	Director
Kai Yue Jason Chan

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Primech Holdings Ltd. has signed this registration statement or amendment thereto in New York on November 29, 2024.

Authorized U.S. Representative

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.